Exhibit 99.2

Toyota Business Highlights Q1 FY2025 TOYOTA MOTOR NORTH AMERICA, INC. (Toyota U.S.) MONTHLY RESULTS • The U . S . automobile SAAR figure for July 2024 came in at 15 . 8 M units, up from July 2023 at 15 . 7 M units . • Toyota U . S . reported July 2024 sales of 181 , 894 units, a decrease of - 5 . 1 % on a daily selling rate (DSR) basis and - 5 . 1 % on a volume basis versus July 2023 . • Toyota division posted July 2024 sales of 153 , 040 units, a decrease of - 8 . 3 % on a DSR basis and - 8 . 3 % on a volume basis versus July 2023 . • Lexus division posted July 2024 sales of 28 , 854 units, an increase of 16 . 1 % on a DSR basis and 16 . 1 % on a volume basis versus July 2023 . Source: Toyota, Bloomberg, Ward’s Automotive Group Toyota U.S. monthly results include fleet sales volume TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS ‡ “Other” consists of Central and South America, Oceania, Africa, Middle East and Other. Source: TMC company filings. *Bar chart represents vehicles sales as % of Top 5 Models sales

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS • Our consolidated net income was $357 million for the first quarter of fiscal 2025, compared to $392 million for the same period in fiscal 2024. The decrease in net income for the first quarter of fiscal 2025, compared to the same period in fiscal 2024, was primarily due to a $544 million increase in interest expense, partially offset by a $305 million increase in total financing revenues, a $121 million decrease in depreciation on operating leases, a $61 million increase in investment and other income, net, and a $27 million decrease in provision for income taxes. • We recorded a provision for credit losses of $189 million for the first quarter of fiscal 2025, compared to $165 million for the same period in fiscal 2024. The economic conditions have resulted in an increase in consumer delinquencies and charge - offs. These factors combined with the increase in size of our retail loan portfolio have led to an increase in provision for credit losses for first quarter of fiscal 2025 compared to the same period in fiscal 2024. • Our net charge - offs as a percentage of average finance receivables for the first quarter of fiscal 2025 increased to 0.70 percent from 0.52 percent for the same period in fiscal 2024. Our default frequency as a percentage of outstanding finance receivable contracts increased to 1.46 percent for the first quarter of fiscal 2025, compared to 1.19 percent in the same period in fiscal 2024. Our average finance receivables loss severity per unit for the first quarter of fiscal 2025 increased to $14,546 from $13,441 in the first quarter of fiscal 2024. The increases in net charge - offs, default frequency, and loss severity per unit were due to an increase in full balance charge - offs, higher average amounts financed, and higher delinquencies. 1 TMCC market share represents the percentage of total domestic Toyota U.S. sales of new Toyota and Lexus vehicles financed by us, excluding sales under dealer rental car and commercial fleet programs, sales of a private Toyota distributors and private label vehicles financed. SHORT - TERM FUNDING PROGRAMS • TMCC ‡ , Toyota Credit de Puerto Rico Corp . (TCPR), Toyota Credit Canada Inc . (TCCI)†, Toyota Finance Australia Limited (TFA)† and Toyota Motor Finance (Netherlands) B . V . (TMFNL)† maintain direct relationships with institutional commercial paper investors through TMCC’s Sales & Trading team , providing each access to a variety of domestic and global markets through five, distinct 3 (a)(3) programs . • Short - term funding needs are met through the issuance of commercial paper in the U . S . Commercial paper outstanding under our commercial paper programs ranged from approximately $ 17 . 3 billion to $ 17 . 9 billion during the quarter ended June 30 , 2024 , with an average outstanding balance of $ 17 . 6 billion . † TCCI, TFA, and TMFNL are subsidiaries of Toyota Financial Services Corporation (TFSC), a wholly - owned subsidiary of Toyota Motor Corporation (TMC). TMCC is a wholly - owned subsidiary of Toyota Financial Service International Corporation (TFSIC), a wholly - own ed subsidiary of TFSC. ‡ TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR. LET’S GO PLACES Toyota and The Kids In Need Foundation (KINF) are teaming up for their third annual Big Summer Giveback program, with over 60 0 T oyota Dealers participating in the program, to ensure students in underserved communities start the year with the necessary supplie s. The Sales and Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients’ investment objectives and risk tolerances . We focus on providing simple, personal, and proactive service in the execution of all trades . Chuan Qin, CFA| Funding & Liquidity Analyst (469) 486 - 6020 chuan.qin@toyota.com Bob Barish | Funding & Liquidity Analyst (469) 486 - 5598 bob.barish@toyota.com Jeffrey DeSilva | Region Manager (469) 486 - 6759 jeffrey.desilva@toyota.com Sales and Trading Contacts Vincent Rotariu | Funding & Liquidity Analyst (469) 486 - 6159 vincent.rotariu@toyota.com Justin Lee | Funding & Liquidity Analyst (469) 486 - 6187 justin.lee1@toyota.com Jason Kelley | Region Manager (469) 486 - 5301 jason.kelley@toyota.com Nicholas Ro, CFA | National Manager (469) 786 - 8961 nicholas.ro@toyota.com Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current ex pec tations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchan ge Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus a nd related documentation . TMCC Financial Performance Q1 FY24 Q1 FY25 Total financing revenues $2,904 $3,209 Income before income taxes 524 462 Net Income 392 357 Debt-to-Equity Ratio 6.6x 7.0x U.S. dollars in millions